Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED EARNINGS FOR Q1 2016, UP 7.0%; ASSET GROWTH TO RECORD SIZE OF $4.1 BB; REGULAR DIVIDEND DECLARED

Medford, MA, April 12, 2016—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $5,307,000 for the quarter ended March 31, 2016, or $0.95 per Class A share diluted, an increase of 7.0% compared to net income of $4,959,000, or $0.89 per Class A share diluted, for the same period a year ago. Total assets increased 2.7% from $3.9 billion at December 31, 2015 to $4.1 billion at March 31, 2016.

Net interest income totaled $17.9 million for the quarter ended March 31, 2016 compared to $16.4 million for the same period in 2015. The 8.8% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin increased from 2.12% on a fully taxable equivalent basis for the first quarter of 2015 to 2.18% on the same basis for 2016. This was primarily the result of an increase in rates on earning assets. The average balances of earning assets increased by 6.8% combined with a similar increase in average deposits. Also, interest expense increased 13.6% as a result of an increase in deposit balances.

The provision for loan losses increased by $250,000 from $200,000 for the quarter ended March 31, 2015 to $450,000 for the same period in 2016, primarily as a result of an increase in loan balances. The Company’s effective tax rate decreased from 4.2% in 2015 to 1.2% in 2016 primarily as a result of an increase in tax-exempt income.

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At March 31, 2016, total equity was $220.8 million compared to $214.5 million at December 31, 2015. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased primarily as a result of a decrease in unrealized losses on securities transferred from available-for-sale to held-to-maturity, decreases in unrealized losses on securities available-for-sale, and amortization of the pension liability.

The Company’s leverage ratio stood at 6.72% at March 31, 2016, compared to 6.79% at December 31, 2015. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of March 31, 2016 was $39.66 per share compared to $38.53 at December 31, 2015.

The Company’s allowance for loan losses was $23.5 million or 1.34% of loans outstanding at March 31, 2016, compared to $23.1 million or 1.33% of loans outstanding at December 31, 2015 and $22.5 million or 1.68% of loans outstanding at March 31, 2015. The change in the ratio of the allowance for loan losses to loans outstanding, when compared to March 31, 2015, was primarily due to changes in portfolio composition and related methodology enhancements to address these changes. Non-performing assets totaled $1.5 million at March 31, 2016, compared to $2.3 million at December 31, 2015 and $4.3 million at March 31, 2015.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable May 16, 2016 to stockholders of record on May 2, 2016.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	March 31, 2016	December 31, 2015
Assets
Cash and Due From Banks	$71,655	$52,877
Federal Funds Sold and Interest-bearing Deposits In Other Banks	232,995	167,847
Short-term Investments	3,241	3,233
Securities Available-for-Sale (AFS)	380,349	404,623
Securities Held-to-Maturity	1,412,702	1,438,903
Federal Home Loan Bank of Boston stock, at cost	23,909	28,807
Loans Held-for-Sale	48,180	—
Loans:
Commercial & Industrial	529,168	452,235
Municipal	85,227	85,685
Construction & Land Development	26,572	27,421
Commercial Real Estate	715,248	721,506
Residential Real Estate	215,040	255,346
Consumer and Other	12,826	11,323
Home Equity	178,377	178,020

Total Loans	1,762,458	1,731,536
Less: Allowance for Loan Losses	23,544	23,075

Net Loans	1,738,914	1,708,461
Bank Premises and Equipment, net	23,797	24,106
Accrued Interest Receivable	7,524	8,002
Goodwill	2,714	2,714
Other Assets	108,817	107,868

Total Assets	$4,054,797	$3,947,441

Liabilities
Demand Deposits	$577,842	$541,955
Interest Bearing Deposits:
Savings and NOW Deposits	1,197,257	1,070,585
Money Market Accounts	944,621	989,094
Time Deposits	446,185	473,426

Total Interest Bearing Deposits	2,588,063	2,533,105

Total Deposits	3,165,905	3,075,060
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	218,230	197,850
Other Borrowed Funds	356,000	368,000

Total Borrowed Funds	574,230	565,850
Other Liabilities	57,738	55,904
Subordinated Debentures	36,083	36,083

Total Liabilities	3,833,956	3,732,897
Total Stockholders’ Equity	220,841	214,544

Total Liabilities & Stockholders’ Equity	$4,054,797	$3,947,441

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter ended March 31, 2016 and 2015

(in thousands)

	Quarter ended March 31,
	2016	2015
Interest Income:
Loans	$14,172	$12,076
Securities Held-to-Maturity	7,812	8,168
Securities Available-for-Sale	964	732
Federal Funds Sold and Interest-bearing Deposits In Other Banks	315	196

Total Interest Income	23,263	21,172
Interest Expense:
Savings and NOW Deposits	838	628
Money Market Accounts	795	782
Time Deposits	1,358	1,156
Securities Sold Under Agreements to Repurchase	115	114
Other Borrowed Funds and Subordinated Debentures	2,307	2,085

Total Interest Expense	5,413	4,765

Net Interest Income	17,850	16,407
Provision For Loan Losses	450	200

Net Interest Income After
Provision for Loan Losses	17,400	16,207
Other Operating Income
Service Charges on Deposit Accounts	1,937	1,913
Lockbox Fees	789	788
Net Gain on Sales of Loans	—	99
Other Income	928	705

Total Other Operating Income	3,654	3,505
Operating Expenses
Salaries and Employee Benefits	9,776	9,134
Occupancy	1,579	1,605
Equipment	636	593
FDIC Assessment	568	503
Other	3,124	2,703

Total Operating Expenses	15,683	14,538

Income Before Income Taxes	5,371	5,174
Income Tax (Benefit) Expense	64	215

Net Income	$5,307	$4,959

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	March 31, 2016	March 31, 2015
Assets
Cash and Due From Banks	$69,928	$71,131
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	245,933	300,638
Securities Available-For-Sale (AFS)	414,483	466,673
Securities Held-to-Maturity (HTM)	1,434,888	1,530,383
Total Loans	1,786,909	1,338,433
Less: Allowance for Loan Losses	23,283	22,511

Net Loans	1,763,626	1,315,922
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(11,047)	(16,432)
Bank Premises and Equipment	24,013	24,244
Accrued Interest Receivable	8,133	7,071
Goodwill	2,714	2,714
Other Assets	109,806	96,015

Total Assets	$4,062,477	$3,798,359

Liabilities
Demand Deposits	$557,116	$490,020
Interest Bearing Deposits:
Savings and NOW Deposits	1,217,853	1,096,744
Money Market Accounts	976,910	999,901
Time Deposits	448,409	377,433

Total Interest Bearing Deposits	2,643,172	2,474,078

Total Deposits	3,200,288	2,964,098
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	222,579	248,508
Other Borrowed Funds	330,286	303,024

Total Borrowed Funds	552,865	551,532
Other Liabilities	55,639	51,639
Subordinated Debentures	36,083	36,083

Total Liabilities	3,844,875	3,603,352
Total Stockholders’ Equity	217,602	195,007

Total Liabilities & Stockholders’ Equity	$4,062,477	$3,798,359

Total Average Earning Assets - YTD	$3,882,213	$3,636,127

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	March 31, 2016	March 31, 2015
Performance Measures:
Earnings per average Class A share, diluted, quarter	$0.95	$0.89
Return on average assets, year-to-date	0.53%	0.53%
Return on average stockholders’ equity, year-to-date	9.81%	10.31%
Net interest margin (taxable equivalent), quarter	2.18%	2.12%
Efficiency ratio, year-to-date - Non-GAAP (1)	63.5%	64.6%
Book value per share	$39.66	$35.53
Tangible book value per share - Non-GAAP (1)	$39.18	$35.04
Tangible capital / tangible assets - Non-GAAP (1)	5.38%	5.17%
Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,567,909	5,567,909
Shares outstanding Class A	3,600,729	3,600,729
Shares outstanding Class B	1,967,180	1,967,180

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.34%	1.68%
Nonaccrual loans	$1,491	$4,260
Nonperforming assets	$1,491	$4,260
Loans 90 days past due and still accruing	$—	$34
Accruing troubled debt restructures	$2,865	$3,238
Net (recoveries)charge-offs, year-to-date	$(19)	$(11)
Leverage ratio	6.72%*	6.60%*
Common equity tier 1 risk weighted capital ratio	9.83%*	11.00%*
Tier 1 risk weighted capital ratio	11.27%*	12.78%*
Total risk weighted capital ratio	12.24%*	13.93%*
Total risk weighted assets	$2,424,842 *	$1,965,046 *

* computed utilizing recently implemented Basel III regulatory capital framework.

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:
Total operating expenses(numerator)	$15,683	$14,538

Net interest income	$17,850	$16,407
Total other operating income	3,654	3,505
Tax equivalent adjustment	3,175	2,588

Total income(denominator)	$24,679	$22,500

Efficiency ratio, year - Non-GAAP	63.5%	64.6%

Calculation of tangible book value per share:
Total stockholders’ equity	$220,841	$197,828
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$218,127	$195,114

Total shares outstanding at period end(denominator)	5,567,909	5,567,909
Tangible book value per share - Non-GAAP	$39.18	$35.04

Book value per share - GAAP	$39.66	$35.53

Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$220,841	$197,828
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$218,127	$195,114

Total assets	$4,054,797	$3,773,323
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$4,052,083	$3,770,609

Tangible capital / tangible assets - Non-GAAP	5.38%	5.17%

Capital / assets - GAAP	5.45%	5.24%